Exhibit 1

British American Tobacco p.l.c.

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

On 23 September 2021 the independent Trustee of the British American Tobacco Group Employee Trust released the following number of phantom British American Tobacco p.l.c. 25p ordinary shares (the “Shares”) granted to the following person discharging managerial responsibilities under the 2017 Phantom Long-Term Incentive Plan (“2017 Award”) and the 2018 Phantom Long-Term Incentive Plan (“2018 Award”). Subsequent sale of Shares is also set out below.

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Zafar Khan
2	Reason for the notification
a)	Position/status	Director, Operations
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
Transaction 1
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Exercise of options under the British American Tobacco Phantom Long-Term Incentive Plan (2017 Award)

c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£nil	2,877

d)	Aggregated information - Aggregated volume - Price	2,877 £nil
e)	Date of the transaction	2021-09-23
f)	Place of the transaction	London Stock Exchange (XLON)
Transaction 2
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Sale of shares on vesting of Phantom Long-Term Incentive Plan (2017 Award)
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£26.59	2,877

d)	Aggregated information - Aggregated volume - Price	2,877 £26.59
e)	Date of the transaction	2021-09-23
f)	Place of the transaction	London Stock Exchange (XLON)

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Zafar Khan
2	Reason for the notification
a)	Position/status	Director, Operations
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
Transaction 1
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Exercise of options under the British American Tobacco Phantom Long-Term Incentive Plan (2018 Award)
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£nil	3,337

d)	Aggregated information - Aggregated volume - Price	3,337 £nil
e)	Date of the transaction	2021-09-23

f)	Place of the transaction	London Stock Exchange (XLON)
Transaction 2
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Sale of shares on vesting of Phantom Long-Term Incentive Plan (2018 Award)
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£26.59	3,337

d)	Aggregated information - Aggregated volume - Price	3,337 £26.59
e)	Date of the transaction	2021-09-23
f)	Place of the transaction	London Stock Exchange (XLON)

Name of officer of issuer responsible for making notification: Oliver Martin Date of notification: 28 September 2021